Exhibit 10.18

FIRST AMENDMENT TO LEASE

This Lease("Lease"), dated for reference purposes onlyAugust 28, 2008,  is made by and between  FKC Highland, LLC, a Delaware limited liability company  (“Landlord”) and Fortunet, Inc., a Nevada corporation (“Tenant"), (collectively the "Parties", or individually a "Party").

  RECITALS

A.
Landlord and Tenant are parties to that certain lease dated May 6, 2005 (collectively, the "Lease").  Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 21,922 +/ - rentable square feet (the “Premises”) described as 2950 Highland Drive, Suites C and D , Las Vegas, NV 89109 (the "Building").

B.	By this Amendment, Landlord and Tenant desire to modify the Lease as provided herein. The parties desire to extend the Term as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.	LEASE TERM. Landlord and Tenant agree to extend the term of the lease for thirty four (34) months, and shall expire on September 30, 2013 (“Expiration Date”).

2.	BASE RENT SCHEDULE. Monthly Base Rent shall be payable in advance on the first day of each month, per paragraph 4.1 of the Master Lease in accordance with the following schedule.

3.	PERSONAL GUARANTEE. Provided Tenant is not then in default of the Lease, that certain Personal Guarantee by Yuri Itkis shall expire and be of no further force and effect as of November 30, 2010.

4.
AUTHORITY TO EXECUTE AGREEMENT.  Each individual executing this  Amendment on behalf of a partnership, corporation or other entity represent that he or she is duly authorized to execute and deliver this  Amendment on behalf of the corporation, partnership and/or other entity and agrees to deliver evidence of his or her authority to Landlord prior to the execution of this  Amendment .

5.
ENTIRE AGREEMENT.  This Amendment represents the entire agreement among the parties with respect to the matters contained in this Amendment and supersedes any prior negotiations, representations, or agreements, whether written or oral, with respect to the subject matter contained herein. Nothing in this Amendment shall be deemed to waive or modify any of the provisions of the Lease, except as expressly stated herein.  This Amendment may be amended, modified, or altered only by written instrument, signed by Landlord and Tenant.

6.
INCONSISTENCIES.  Except as modified or amended herein, each and all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and remain in full force and effect.   If there are any inconsistencies between this Amendment and the Lease the provisions of this Amendment shall prevail.

7.
LEGAL ADVICE; NEUTRAL INTERPRETATION; HEADINGS.  Each party has received independent legal advice from their attorneys with respect to the advisability of executing this Amendment and the meaning of the provisions hereof.  The provisions of this Amendment shall be construed as to their fair meaning, and not for or against any party based upon any attribution to such party as the source of the language in question.  Headings used in this Amendment are for convenience of reference only and shall not be used in construing this Amendment.

8.
JOINT DRAFTING:  The Amendment contained herein shall not be construed in favor of or against either party, but shall be construed as if both parties prepared this Amendment.  Landlord and Tenant acknowledge that they have been represented, or have had the opportunity to be represented, by counsel of their own choice.  Neither Landlord nor Tenant is relying upon any legal advice from the other party's counsel regarding the subject matter thereof.  Both parties acknowledge that they understand the terms and conditions of this Amendment and the terms and conditions of all other documents and agreements executed in connection herewith and that they sign the same freely.  Neither Landlord nor Tenant shall deny the enforceability of any provision of this  Amendment or any of the other documents or agreements executed in connection herewith on the  basis that it did not have legal counsel or that it did not understand any such term or condition.  This Amendment and any ambiguities or uncertainties contained in this Amendment shall be equally and fairly interpreted for the benefit of and against all parties to this Amendment and shall further be construed and interpreted without reference to the identity of the party or parties preparing this document, it being expressly understood and agreed that the parties hereto participated equally in the negotiation and preparation of this Amendment or have had equal opportunity to do so.  Accordingly, the parties hereby waive the legal effect of California Civil Code Section 1654 or any successor and/or amended statute which in part states that in cases of uncertainty, the language of the contract should be interpreted most strongly against the party who caused the uncertainty to exist.  The captions used herein are for convenience only and are not a part of this  Amendment and do not in any way limit or amplify the terms and provisions hereof.

9.
CHOICE OF LAW.  This Amendment shall be governed by and construed in accordance with the domestic laws of the State of Nevada applicable to agreements executed and to be fully performed therein without giving effect to any choice of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada.  The parties hereto agree that any suit, action or proceeding arising out of or relating to this Amendment shall be instituted and prosecuted in the Superior Court of Nevada located in San Bernardino County, and the parties hereto irrevocably submit to the jurisdiction of said court and waive any rights to object to or challenge the appropriateness of said forum.

10.
SEVERABILITY.  If any term, covenant, condition or provision of this Amendment, or the application thereof to any person or circumstance, shall to any extent be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, covenants, conditions or provisions of this Amendment, or the application thereof to any person or circumstance, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby.

11.
SUBMISSION OF AGREEMENT.   The submission of this Amendment to Tenant, Tenant’s agent or attorney for review or signature does not constitute an offer to Tenant.  This Amendment shall have no binding force or effect until its execution and delivery by both Landlord and Tenant.

12.	RATIFICATION OF LEASE: Except for the amended sections expressly contained herein, all other terms and conditions of the above-described Lease shall remain unchanged and in full force and effect.

13.	IN WITNESS WHEREOF, this Amendment has been executed effective as of the day and year first above written.

Dated: ____________________________

LANDLORD:

FKC HIGHLAND, LLC,
A Delaware limited liability company

By:    FKC, LLC
A California limited liability company,
Its sole member

By:      Kraemer VI, Inc.,
A California corporation,
Its managing director

By: _____________________
Brett S. Albrecht
Managing Director
Dated: __________________________ TENANT: FORUNET, INC., a Nevada Corporation By: ____________________________ Print Name: Yuri Itkis Its: _____________________________